PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

SUPERVALU INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

2018 ANNUAL MEETING OF STOCKHOLDERS – [•]

WHITE PROXY

As a stockholder named on this card, you hereby appoint Mark Gross and Stuart D. McFarland, and each of them, as your proxy, with power of substitution, to vote the shares of SUPERVALU common stock at the Annual Meeting as directed below. These proxies may also vote, in their discretion, upon all other matters that may properly come before the Annual Meeting, or any adjournment or adjournments thereof. The shares wil be voted as if you were personally present at the Annual Meeting. All former proxies are revoked.

This proxy card, when properly executed, will be voted in the manner provided on the reverse side. If no direction is given, this proxy card will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1, FOR Proposals 2, 3, and 4 and AGAINST Proposal 5, and in the discretion of the proxies on any other business that properly comes before the Annual Meeting.

By executing this WHITE proxy card, the undersigned revokes all prior proxies that the undersigned has given with respect to the Annual Meeting.

(Continued, and to be signed and dated, on the reverse side.)

SUPERVALU INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of SUPERVALU INC. common stock for the upcoming Annual Meeting.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone –** Call toll-free from the U.S. or Canada at **1-888-216-1353** on a touch-tone telephone. If outside the U.S. or Canada, call **1-646-880-9094**. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet –** Please access **https://www.proxyvotenow.com/svu** and follow the simple instructions provided. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you had signed, dated and returned a WHITE proxy card.

OR

3. **Vote by Mail –** If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: SUPERVALU INC., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X **Please mark your vote as in this sample**

The Board of Directors recommends you vote FOR all Director nominees under Proposal 1.

1. Election of Directors

01 – Donald R. Chappel
02 – Irwin S. Cohen
03 – Philip L. Francis
04 – Mark Gross
05 – Eric G. Johnson
06 – Mathew M. Pendo
07 – Francesca Ruiz de Luzuriaga
08 – Frank A. Savage
09 – Mary A. Winston

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT* ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below:

____

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

2. To adopt the Agreement and Plan of Merger, dated as of June 7, 2018, by and among SUPERVALU INC., SUPERVALU Enterprises, Inc. and SUPERVALU Merger Sub, Inc., included in the Proxy Statement/Prospectus as Appendix A. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Ratification of the appointment of KPMG LLP as independent registered public accounting firm. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To approve, by non-binding vote, the executive compensation as disclosed in the Proxy Statement/Prospectus. FOR ☐ AGAINST ☐ ABSTAIN ☐

The Board of Directors recommends you vote AGAINST Proposal 5.

5. To approve a proposal regarding additional disclosure concerning the use of the Company's corporate aircraft submitted by a stockholder, Blackwells Capital LLC. FOR ☐ AGAINST ☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

Date: __________________, 2018

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Signature

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Signature

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Title

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.